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                                                                    EXHIBIT 9.1

                               VOTING AGREEMENT

                             R.A.B. HOLDINGS, INC.

                  The undersigned hereby irrevocably agrees that on any matter submitted to the vote of the holders of common stock, par value $0.01 per share (the "Common Stock"), of R.A.B. Holdings, Inc., a Delaware corporation (the "Company"), the undersigned shall vote all of the undersigned's shares of the Common Stock in such manner as Mr. Richard A. Bernstein ("Mr. Bernstein") may direct or, if no such direction is given, in a manner consistent with the manner that Mr. Bernstein votes his shares of Common Stock. The undersigned shall also execute any written consent of holders of Common Stock in the manner directed by Mr. Bernstein or, if no such direction is given, in a manner which is consistent with the vote or written consent of Mr. Bernstein on the matter, and the undersigned shall not execute any other consent of holders of Common Stock.

                  The undersigned hereby irrevocably further agrees that on any matter submitted to the vote of the holders of the Company's Series A Preferred Stock, without par value (the "Preferred Stock"), the undersigned shall vote all of the undersigned's shares of Preferred Stock as Mr. Bernstein may direct or, if no direction is given, in a manner consistent with the manner Mr. Bernstein votes his shares of Preferred Stock. The undersigned shall also execute any written consent of holders of Preferred Stock as directed by Mr. Bernstein or, if no such direction is given, in a manner which is consistent with the vote or written consent of Mr. Bernstein on the matter, and the undersigned shall not execute any other consent of holders of Preferred Stock.

                  This Voting Agreement is intended to be an agreement between stockholders pursuant to Section 218 of the Delaware General Corporation Law (or any successor to that Section). In connection with any matter for which holders of Common Stock or Preferred Stock are entitled to vote their shares of Common Stock or Preferred Stock, as applicable, and if for any reason the undersigned is unable or otherwise fails to vote any of the undersigned's shares of Common Stock or Preferred Stock (collectively, the "Shares"), as the case may be, in accordance with this Voting Agreement, or to give any written consent with respect to any of the undersigned's Shares in accordance with this Voting Agreement, Mr. Bernstein shall have, and the undersigned hereby grants to Mr. Bernstein, an irrevocable proxy (which proxy is coupled with an interest) to vote the undersigned's Shares or execute a written consent in respect of the undersigned's Shares, as applicable, in respect of the applicable matter in any such manner as Mr. Bernstein may determine, in his sole and absolute discretion.

                  Mr. Bernstein shall not have any liability, directly or indirectly, to the undersigned or anyone claiming through the undersigned, arising out of any vote hereunder, or Mr. Bernstein's exercise of any proxy pursuant to this Voting Agreement, whether or not that vote or exercise of proxy adversely affects, or results in the diminution of the value of, the undersigned's Shares, and the

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undersigned hereby irrevocably and forever releases and discharges Mr.
Bernstein from any such liability. The foregoing release is given willingly and with a full understanding of its consequences.

                  This Voting Agreement shall terminate with respect to the undersigned's Common Stock on the earliest of (a) the date the undersigned (and the undersigned's heirs, personal representatives, donees and trustees of any trust in which the undersigned has an interest, during the undersigned's life or upon the undersigned's death) ceases to own any shares of Common Stock, other than by virtue of any transfer of the undersigned's shares of Common Stock which in any way violates, contravenes or is inconsistent with the Subscription Agreement dated as of even date herewith between the Company and the undersigned (the "Subscription Agreement"), this Voting Agreement or the Securities Act of 1933, as amended (the "Securities Act"); (b) the date on which the Company's Common Stock is listed or admitted to trade on any national securities exchange or is quoted on NASDAQ or a similar means if NASDAQ is no longer providing such information; and (c) the expiration of ten
(10) years from the date of this Voting Agreement.

                  This Voting Agreement shall terminate with respect to the undersigned's Preferred Stock on the earliest of (a) the date the undersigned (and the undersigned's heirs, personal representatives, donees and trustees of any trusts in which the undersigned has an interest, during the undersigned's life or upon the undersigned's death) ceases to own any shares of Preferred Stock, other than by virtue of any transfer of the undersigned's shares of Preferred Stock which in any way violates, contravenes or is inconsistent with the Subscription Agreement, this Voting Agreement or the Securities Act; (b) the date referred to in clause (b) the date on which the Company's Common Stock is listed or admitted to trade on any national securities exchange or is quoted on NASDAQ or a similar means if NASDAQ is no longer providing such information; and (c) ten (10) years from the date of this Voting Agreement.

                  This Voting Agreement shall bind the undersigned's successors, heirs, personal representatives, donees and trustees of any trust in which the undersigned has an interest, during the undersigned's life or upon the undersigned's death, and shall inure to the benefit of the successor or successors to Mr. Bernstein's interest in the Company's Common Stock, including, without limitation, Mr. Bernstein's heirs, personal representatives and the trustees of any trust in which Mr. Bernstein has an interest, during his life or created upon his death, and the undersigned, therefore, shall vote the undersigned's Shares and execute written consents in respect of the undersigned's Shares as they (or a majority in interest of them based upon their ownership of Common Stock) may designate.

                  As used in this Voting Agreement, the term "personal representatives" means the executors or the administrators of Mr. Bernstein's estate or the undersigned's estate, as the case may be, or any legal guardian, conservator or similar official appointed to oversee the assets of Mr. Bernstein or the undersigned during the life of Mr. Bernstein or the undersigned, as the case may be.

                  Until the termination of this Voting Agreement, no transfer (however done) of all or any part of the undersigned's Shares shall be made by the undersigned or any subsequent owner of

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all or any portion of such Shares until the transferee has executed and delivered to Mr. Bernstein (or his successors) an original counterpart of this Voting Agreement. Any purported transfer not made in compliance with the immediately preceding sentence shall be ab initio null and void and of no force and effect. The undersigned acknowledges and understands that any certificate representing the undersigned's Shares and any substitute shares shall contain the following legend: "The Shares represented by this certificate are subject to the terms and provisions of a Voting Agreement (the "Voting Agreement"), with Mr. Richard A. Bernstein, a copy of which is on file at the principal office of the Company. Pursuant to the Voting Agreement, no transfer of the Shares represented by this certificate may be made without the transferee signing and delivering to Mr. Richard A. Bernstein a counterpart of a voting agreement which is in the same form as the Voting Agreement."

                  Any notice or other communication under or relating to this Voting Agreement shall be in writing and shall be considered given when delivered in person or when mailed by certified mail, return receipt requested (postage prepaid), to the parties at the following addresses (or at such other address as a party may specify by notice to the other): (a) if to the undersigned, to the undersigned at the address set forth below the undersigned's signature to this Voting Agreement; and (b) if to Mr. Bernstein, to him at 444 Madison Avenue, Suite 601, New York, New York 10022, with a copy to Martin Eric Weisberg, Esq., Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036.

                  Mr. Bernstein's personal representatives shall give the undersigned prompt written notice of their appointment, and the undersigned's personal representatives shall give Mr. Bernstein prompt written notice of their appointment.

                  This Voting Agreement shall be governed by and construed in accordance with the law of the State of Delaware applicable to agreements made and to be performed in the State of Delaware, without regard to its principles of conflicts of law, and it shall be construed without regard to any presumption or other rule requiring construction against the party causing an agreement to be drafted. This Voting Agreement may not be amended, waived, modified, changed or terminated (other than as provided in the fifth and sixth paragraphs of this Voting Agreement with respect to termination), except by an instrument in writing executed by each of the parties hereto.


                                         --------------------------------------
                                         Name of Investor


                                         --------------------------------------
                                         Signature


                                         --------------------------------------
                                         Additional Signature (if required)


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                                         --------------------------------------

                                         --------------------------------------
                                         Print Name(s) of Signatory if Different
                                         than Investor


                                         --------------------------------------
                                         Title (if applicable):


                                         Address of Investor:

                                         --------------------------------------

                                         --------------------------------------

                                         Date:
                                              ---------------------------------


Accepted and Agreed:



-------------------------
Richard A. Bernstein

Date:

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